POWER OF ATTORNEY


KNOW ALL MEN BY THESE PRESENTS, that I, Glenda D.
Price, Ph.D., located at 19460 Burlington, Detroit, Michigan 48203, do hereby nominate, constitute and appoint, Thomas M. Costello, Jr., Barbara
J. Kovach or Terri Trainor Clark, with offices at One Campus Martius, Detroit, Michigan 48226, my true and lawful attorney in fact, for me and in my name, place and stead to:

Execute my name to any and all documents, forms and reports ("Documents"), whether such Documents are filed with the Securities and Exchange Commission electronically or otherwise, for transactions in the securities of Compuware Corporation.

In addition, I
hereby give and grant unto my said attorney in fact, full power and authority to do and perform every act necessary, requisite or proper to be done in and about the premises as fully as I might or could do if I were personally present, with full power of substitution and revocation, hereby ratifying and confirming all that my said attorney shall lawfully do or cause to be done by virtue hereof.

IN WITNESS WHEREOF, I have here unto
set my hand this 5th day of August, 2003.

In presence of


/s/
/s/
Barbara A. Johns                                  Glenda D.
Price
Witness
Signature
Subscribed and sworn to before me
this 5th day of August,
2003



/s/
Maryann S. Kummer
Notary Public, Acting in Wayne
County,
State of Michigan

My Commission expires:
March 27, 2007